Exhibit 21.1

Subsidiaries

Name of Subsidiary	Jurisdiction

AKG Acoustics GmbH	Austria
AKG Acoustics GmbH	Germany
AKG Acoustics Limited	United Kingdom
Amek Systems and Controls Ltd.	United Kingdom
Amek Technology Group Limited	United Kingdom
Becker Automotive (Pty) Ltd.	South Africa
Becker Service und Verwaltungs GmbH	Germany
BSS Audio	United Kingdom
C – Audio	United Kingdom
Crown Audio, Inc.	Delaware
Digital Audio Research Limited	United Kingdom
Fosgate, Inc.	Delaware
Harman Audio de Mexico S.A. de CV	Mexico
Harman Becker Automotive Electronic Systems Suzhou Co. Ltd.	China
Harman Becker Automotive Systems GmbH	Germany
Harman Becker Automotive Systems Holding GmbH	Germany
Harman Becker Automotive Systems, Inc.	Delaware
Harman Becker Automotive Systems Italy S.r.l.	Italy
Harman Becker Automotive Systems Japan KK	Japan
Harman Becker Automotive Systems Korea, Inc.	Korea
Harman Becker Automotive Systems Manufacturing Kft	Hungary
Harman Becker Automotive Systems (Michigan), Inc.	Delaware
Harman Becker Automotive Systems S.A. de C.V.	Mexico
Harman Becker Automotive Systems (Wisconsin), Inc.	Delaware
Harman Becker Media Drive Technology GmbH	Germany
Harman Becker Optical Components Technology Shenzhen Co. Ltd.	China
Harman Belgium NV	Belgium
Harman Consumer Finland OY	Finland
Harman Consumer Scandinavia A/S	Denmark
Harman International snc	France
Harman Consumer Nederland, B.V.	Netherlands
Harman Consumer UK	United Kingdom
Harman de Mexico S.A. de C.V.	Mexico
Harman Deutschland GmbH	Germany
Harman Europe EEIG	United Kingdom
Harman Financial Group LLC	Delaware
Harman France snc	France
Harman Holding GmbH & Co. KG	Germany
Harman International Industries Limited	United Kingdom
Harman International Japan Co. Ltd.	Japan
Harman International Singapore Pte. Ltd.	Singapore
Harman JBL (Suzhou) Ltd.	China
Harman – Kardon, Incorporated	Delaware
Harman Management GmbH	Germany
Harman Motive	United Kingdom
Harman Music Group, Incorporated	Delaware
Harman Navis, Inc.	Korea
Harman Pro North America, Inc.	Delaware
Harman Pro UK	United Kingdom
Harman Software Technology International Beteiligungs GmbH	Germany
Harman Software Technology Management GmbH	Germany
Harman UK Limited	United Kingdom
HBAS International GmbH	Germany
HBAS Manufacturing, Inc.	Delaware

Name of Subsidiary	Jurisdiction

Infinity Systems, Inc.	California
innovative Systems GmbH Navigation-Multimedia	Germany
ISAS Gesellschaft für innovative Anwendungs-Software GmbH	Germany
ISGPAS General Purpose Applications Systems GmbH	Germany
JBL Incorporated	Delaware
Lexicon, Incorporated	Massachusetts
Madrigal Audio Laboratories, Inc.	Delaware
MARGI Systems, Inc.	California
QNX Software Systems Co. Canada	Canada
QNX Software Systems GmbH	Germany
QNX Software Systems GmbH & Co. KG	Germany
QNX Software Systems K.K.	Japan
QNX Software Systems, Inc.	California
QNX Software Systems International Corporation	Canada
QNX Software Systems (Vancouver), Inc.	Canada
Son-Audax Loudspeakers Limited	United Kingdom
Soundcraft Electronics	United Kingdom
Studer Canada Limited	Canada
Studer Deutschland GmbH	Germany
Studer Digitec snc	France
Studer Japan Ltd.	Japan
Studer Professional Audio AG	Switzerland
Studer UK	United Kingdom
Temic SDS GmbH	Germany
Total Audio Concepts Ltd.	United Kingdom